Exhibit 99.1

Contact: Tracy McLauchlin, CFO

IES Holdings, Inc.

713-860-1500

FOR IMMEDIATE RELEASE

IES Holdings Reports Fiscal 2019 Fourth Quarter and Year-End Results

- Revenue of $1.1 billion for Fiscal 2019, an increase of 23% year-over-year

- Fiscal 2019 Net Income Per Share of $1.55 and Adjusted Net Income Per Share of $1.79

HOUSTON — December 6, 2019 — IES Holdings, Inc. (or “IES” or the “Company”) (NASDAQ: IESC) today announced financial results for the quarter and fiscal year ended September 30, 2019.

Fourth Quarter and Fiscal Year 2019 Highlights

•

Revenue of $294 million for the fourth quarter of fiscal 2019, an increase of 22% compared with $240 million for the fourth quarter of fiscal 2018; Revenue of $1.1 billion for fiscal 2019, an increase of 23% compared with $877 million for fiscal 2018

•

Operating income of $13.9 million for the fourth quarter of fiscal 2019, an increase of 59% compared with $8.7 million for the fourth quarter of fiscal 2018; Operating income of $41.9 million for fiscal 2019, an increase of 61% compared with $26.0 million for fiscal 2018

•

Net income attributable to IES of $9.9 million, or $0.46 per diluted share, for the fourth quarter of fiscal 2019, compared with $4.7 million, or $0.22 per diluted share, for the fourth quarter of fiscal 2018; Net income attributable to IES of $33.2 million, or $1.55 per diluted share, for fiscal 2019, which includes a tax benefit of $4.0 million associated with the recognition of previously unrecognized tax benefits, compared with net loss attributable to IES of $14.2 million, or $0.67 per diluted share, for fiscal 2018, which included a fiscal 2018 charge of $31.3 million related to the enactment of the Tax Cuts and Jobs Act, partly offset by a tax benefit of $1.9 million associated with the recognition of previously unrecognized tax benefits

•

Adjusted net income attributable to IES (a non-GAAP financial measure, as defined below) increased 26% to $12.5 million, or $0.58 per diluted share, for the fourth quarter of fiscal 2019, compared with $9.9 million, or $0.46 per diluted share, for the fourth quarter of fiscal 2018; Adjusted net income attributable to IES increased 56% to $38.4 million, or $1.79 per diluted share, for fiscal 2019, compared with $24.6 million, or $1.16 per diluted share, for fiscal 2018

•	Remaining performance obligations, a GAAP measure of future revenue to be recognized from current contracts with customers, of approximately $452 million as of September 30, 2019

•	Backlog (a non-GAAP financial measure, as defined below) of approximately $537 million as of September 30, 2019

Management Commentary

Gary S. Matthews, Chief Executive Officer, stated, “Since joining IES in March, I’ve been very impressed with the culture, dedication and caliber of the IES team and believe that there is tremendous value that we can create together. In particular, we are pursuing growth in core markets where we have scale and expertise, such as housing, data centers and industrial facilities, while focusing on margin improvement opportunities, ranging from procurement initiatives to project selection. At the same time, we are continuing to invest in our people with an eye on hiring, training and retaining key talent at all levels of IES. Lastly, we will remain committed to a disciplined capital allocation strategy focused on both completing strategic acquisitions and returning capital to our shareholders.”

Mr. Matthews continued, “In fiscal 2019, we realized meaningful improvements in our operating performance with consolidated revenue growth of 23% and an increase in operating income of 61% compared with fiscal 2018. Our Communications segment increased revenues and operating income by 46% and 74%, respectively, compared to fiscal 2018, reflecting our strategic alignment with several large customers who increasingly trust IES to design, build and maintain the communications infrastructure of their mission critical sites throughout the United States. Our Infrastructure Solutions segment improved efficiency and capitalized on strong demand for our data center generator enclosures, which resulted in segment revenues and operating income increasing by 41% and 285%, respectively, compared to fiscal 2018. Our Residential segment increased revenue by 10%, driven by growth in both our single-family and multi-family lines of business, while operating income increased by 6%. While our Commercial & Industrial segment increased revenue by 11% and generated $2.1 million of operating income, margins

2

were affected by inefficiencies on several projects. We are addressing both processes and costs to improve the margins of this segment. Looking ahead to fiscal 2020, our growth momentum, improved backlog and strong balance sheet have us well-positioned to continue to build shareholder value.”

Tracy A. McLauchlin, Chief Financial Officer, added, “During the year, we had strong cash flow generation and ended the year with over $100 million in available liquidity including $19 million of cash, while also fully repaying borrowings under our credit facility and repurchasing $8 million of our stock pursuant to our stock repurchase program. In particular, our return on invested capital benefited from a combination of strong earnings and focus on working capital, which decreased as a percentage of revenue. Additionally, during the quarter we amended our credit agreement with Wells Fargo to extend its maturity to September 2024, reduce our interest rate and modify or eliminate certain other terms to provide additional flexibility. This amendment is a recognition of our strong financial position and sustained growth and provides us with greater flexibility as we seek to maximize shareholder value through a disciplined approach to capital allocation that includes organic growth, acquisitions and the return of capital to our shareholders through stock repurchases.”

Net Operating Loss Carryforwards

The Company estimates that it has available Net Operating Loss Carryforwards (NOLs) for U.S. federal income tax purposes of approximately $306 million at September 30, 2019, including approximately $144 million resulting from net operating losses on which a deferred tax asset is not recorded. The Company’s common stock is subject to a Rights Plan dated November 8, 2016, which is intended to assist in limiting the number of 5% or more owners of the Company’s common stock and thereby reduce the risk of a possible “ownership change” under Section 382 of the Internal Revenue Code of 1986, as amended. Any such “ownership change” under these rules would limit or eliminate the ability of the Company to use its existing NOLs for federal income tax purposes. There is no guarantee that the Rights Plan will achieve the objective of preserving the value or realization of the NOLs.

Stock Buyback Plan

In 2015, the Company’s Board of Directors authorized and announced a stock repurchase program for purchasing up to 1.5 million shares of our common stock from time to time, and on May 2, 2019, authorized the repurchase of up to an additional 1.0 million shares. During the quarter ended September 30, 2019, the Company repurchased 68,872 shares at an average price of $18.80 per share, and for the fiscal year 2019, the Company repurchased 467,819 shares at an average price of $17.34 per share. The Company had 1,256,985 shares remaining under its stock repurchase authorization at September 30, 2019.

3

Non-GAAP Financial Measures and Other Adjustments

This press release includes adjusted net income attributable to IES, adjusted earnings per share attributable to IES, and backlog, and, in the non-GAAP reconciliation tables included herein, adjusted EBITDA and adjusted net income before taxes, each of which is a financial measure not calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”). Management believes that these measures provide useful information to our investors by, in the case of adjusted net income attributable to IES, adjusted earnings per share attributable to IES, adjusted EBITDA and adjusted net income before taxes, distinguishing certain nonrecurring events such as litigation settlements or significant expenses associated with leadership changes, or noncash events, such as our valuation allowances release and write-down of our net deferred tax assets, or, in the case of backlog, providing a common measurement used in IES’s industry, as described further below, and that these measures, when reconciled to the most directly comparable GAAP measures, help our investors to better identify underlying trends in the operations of our business and facilitate easier comparisons of our financial performance with prior and future periods and to our peers. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which has been provided in the financial tables included in this press release.

Remaining performance obligations represent the unrecognized revenue value of our contract commitments. While backlog is not a defined term under GAAP, it is a common measurement used in IES’s industry and IES believes this non-GAAP measure enables it to more effectively forecast its future results and better identify future operating trends that may not otherwise be apparent. IES’s remaining performance obligations are a component of IES’s backlog calculation, which also includes signed agreements and letters of intent which we do not have a legal right to enforce prior to work starting. These arrangements are excluded from remaining performance obligations until work begins. IES’s methodology for determining backlog may not be comparable to the methodologies used by other companies.

4

For further details on the Company’s financial results, please refer to the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2019, to be filed with the Securities and Exchange Commission (“SEC”) by December 6, 2019, and any amendments thereto.

About IES Holdings, Inc.

IES is a holding company that owns and manages operating subsidiaries that provide electrical contracting and other infrastructure services to a variety of end markets, including data centers, residential housing, and commercial and industrial facilities. Our approximately 5,500 employees serve clients in the United States. For more information about IES, please visit www.ies-co.com.

Certain statements in this release may be deemed “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, all of which are based upon various estimates and assumptions that the Company believes to be reasonable as of the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “seek,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology. These statements involve risks and uncertainties that could cause the Company’s actual future outcomes to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to, the ability of our controlling shareholder to take action not aligned with other shareholders; the possibility that certain tax benefits of our net operating losses may be restricted or reduced in a change in ownership or a further change in the federal tax rate; the potential recognition of valuation allowances or further write-downs on net deferred tax assets; the inability to carry out plans and strategies as expected, including underperformance of our acquisitions or our inability to identify and complete acquisitions that meet our investment criteria in furtherance of our corporate strategy; competition in the industries in which we operate, both from third parties and former employees, which could result in the loss of one or more customers or lead to lower margins on new projects; fluctuations in operating activity due to downturns in levels of construction, seasonality and differing regional economic conditions; and our ability to successfully manage projects, as well as other risk factors discussed in this document, in the Company’s annual report on Form 10-K for the year ended September 30, 2019 and in the Company’s other reports on file with the SEC. You should understand that such risk factors could cause future outcomes to differ materially from those experienced previously or those expressed in such forward-looking statements. The Company undertakes no obligation to publicly update or revise any information, including information concerning its controlling shareholder, net operating losses, borrowing availability, or cash position, or any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

5

Forward-looking statements are provided in this press release pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of the estimates, assumptions, uncertainties, and risks described herein.

General information about IES Holdings, Inc. can be found at http://www.ies-co.com under “Investor Relations.” The Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the Company’s website as soon as reasonably practicable after they are filed with, or furnished to, the SEC

6

IES HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended September 30,		Year Ended September 30,
	2019	2018	2019	2018
Revenues	$293.6	$240.3	$1,077.0	$876.8
Cost of services	242.7	199.8	894.9	726.9

Gross profit	50.9	40.5	182.1	150.0
Selling, general and administrative expenses	37.1	31.8	140.6	123.9
Contingent consideration	(0.1)	—	(0.4)	0.1
Loss on sale of assets	—	—	0.1	—

Operating income	13.9	8.7	41.9	26.0

Interest expense	0.3	0.5	1.9	1.9
Other (income) expense, net	—	(0.1)	(0.1)	(0.3)

Income from operations before income taxes	13.6	8.3	40.1	24.3
Provision for (benefit from) income taxes	3.6	3.5	6.7	38.2

Net income (loss)	10.0	4.8	33.5	(13.8)

Net income attributable to noncontrolling interest	(0.1)	(0.1)	(0.3)	(0.4)

Net income (loss) attributable to IES Holdings, Inc.	$9.9	$4.7	$33.2	$(14.2)

Earnings (loss) per share attributable to IES Holdings, Inc.:
Basic	$0.47	$0.22	$1.56	$(0.67)
Diluted	$0.46	$0.22	$1.55	$(0.67)

Shares used in the computation of earnings per share:
Basic (in thousands)	20,911	21,206	21,082	21,196
Diluted (in thousands)	21,184	21,448	21,315	21,196

IES HOLDINGS, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION OF ADJUSTED NET INCOME ATTRIBUTABLE

TO IES HOLDINGS, INC. AND ADJUSTED EARNINGS PER SHARE

ATTRIBUTABLE TO IES HOLDINGS, INC.

(DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended September 30,		Year Ended September 30,
	2019	2018	2019	2018
Net income (loss) attributable to IES Holdings, Inc.	$9.9	$4.7	$33.2	$(14.2)
Provision for (benefit from) income taxes	3.6	3.5	6.7	38.2

Adjusted net income before taxes	13.5	8.2	39.9	24.0
Current tax expense (1)	(1.0)	(0.2)	(2.3)	(1.3)
Litigation settlement charge	—	1.9	—	1.9
Severance expense	—	—	0.8	—

Adjusted net income attributable to IES Holdings, Inc.	$12.5	$9.9	$38.4	$24.6

Adjusted earnings per share attributable to IES Holdings, Inc.:
Basic	$0.59	$0.47	$1.81	$1.16
Diluted	$0.58	$0.46	$1.79	$1.16

Shares used in the computation of earnings per share:
Basic (in thousands)	20,911	21,206	21,082	21,196
Diluted (in thousands)	21,184	21,448	21,315	21,196

(1)	Represents the tax expense for the current period which will be paid in cash and not offset by the utilization of deferred tax assets

IES HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(DOLLARS IN MILLIONS)

(UNAUDITED)

	September 30, 2019	September 30, 2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$18.9	$26.2
Accounts receivable:
Trade, net of allowance	186.3	151.6
Retainage	29.2	24.3
Inventories	21.5	21.0
Costs and estimated earnings in excess of billings	29.9	31.4
Prepaid expenses and other current assets	10.6	8.1

Total current assets	296.5	262.7

Property and equipment, net	25.7	25.4
Goodwill	50.6	50.7
Intangible assets, net	26.6	30.6
Deferred tax assets	40.9	46.6
Other non-current assets	4.9	6.1

Total assets	$445.3	$422.0

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$152.9	$130.6
Billings in excess of costs and estimated earnings	40.6	33.8

Total current liabilities	193.5	164.4

Long-term debt	0.3	29.6
Other non-current liabilities	1.9	4.4

Total liabilities	195.7	198.4

Noncontrolling interest	3.3	3.2
STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock	0.2	0.2
Treasury stock, at cost	(12.5)	(8.9)
Additional paid-in capital	192.9	196.8
Retained earnings	65.6	32.3

Total stockholders’ equity	246.2	220.4

Total liabilities and stockholders’ equity	$445.3	$422.0

IES HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(DOLLARS IN MILLIONS)

(UNAUDITED)

	Year Ended September 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$33.5	$(13.8)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Bad debt expense	0.6	0.4
Deferred financing cost amortization	0.3	0.3
Depreciation and amortization	9.6	8.9
Loss (gain) on sale of assets	0.1	—
Non-cash compensation expense	2.4	(0.1)
Deferred income taxes	5.7	38.2
Changes in operating assets and liabilities:
Accounts receivable	(35.3)	(7.6)
Inventories	(0.7)	(4.0)
Costs and estimated earnings in excess of billings	1.6	(17.8)
Prepaid expenses and other current assets	(7.2)	(2.3)
Other non-current assets	(0.4)	0.3
Accounts payable and accrued expenses	22.5	6.6
Billings in excess of costs and estimated earnings	6.7	3.6
Other non-current liabilities	(0.5)	(0.3)

Net cash provided by operating activities	38.7	12.2

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(6.3)	(4.6)
Proceeds from sale of assets	0.5	0.1
Cash received (paid) in conjunction with business combinations or dispositions	0.1	(7.4)

Net cash used in investing activities	(5.7)	(11.9)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of debt	89.3	0.2
Repayments of debt	(119.5)	(0.2)
Distribution to noncontrolling interest	(0.2)	(0.3)
Repurchases of common stock	(9.8)	(2.1)

Net cash used in financing activities	(40.3)	(2.4)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(7.3)	(2.0)
CASH, CASH EQUIVALENTS and RESTRICTED CASH, beginning of period	26.2	28.3

CASH, CASH EQUIVALENTS and RESTRICTED CASH, end of period	$18.9	$26.2

IES HOLDINGS, INC. AND SUBSIDIARIES

OPERATING SEGMENT STATEMENT OF OPERATIONS

(DOLLARS IN MILLIONS)

(UNAUDITED)

	Three Months Ended September 30,		Year Ended September 30,
	2019	2018	2019	2018
Revenues
Commercial & Industrial	$77.7	$77.6	$305.6	$274.3
Communications	91.0	60.6	321.2	219.7
Infrastructure Solutions	36.8	26.8	136.8	97.2
Residential	88.1	75.4	313.3	285.7

Total revenue	$293.6	$240.3	$1,077.0	$876.8

Operating income (loss)
Commercial & Industrial	$(0.6)	$0.7	$2.1	$2.7
Communications	8.5	4.3	24.8	14.2
Infrastructure Solutions	4.5	1.3	12.4	3.2
Residential	5.6	5.4	17.9	16.9
Corporate(1)	(4.0)	(2.9)	(15.4)	(11.2)

Total operating income (loss)	$13.9	$8.7	$41.9	$26.0

(1)	Includes severance expense of $0.8M incurred in the three months ended March 31, 2019

IES HOLDINGS, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION OF ADJUSTED EBITDA

(DOLLARS IN MILLIONS)

(UNAUDITED)

	Three Months Ended September 30,		Year Ended September 30,
	2019	2018	2019	2018
Net income (loss) attributable to IES Holdings, Inc.	$9.9	$4.7	$33.2	$(14.2)
Provision for (benefit from) income taxes	3.6	3.5	6.7	38.2
Interest & other expense, net	0.3	0.4	1.7	1.6
Depreciation and amortization	2.4	2.2	9.6	8.9

EBITDA	$16.2	$10.8	$51.1	$34.5
Non-cash equity compensation expense	0.9	0.3	2.4	(0.1)
Litigation settlement charge	—	1.9	—	1.9
Severance expense	—	—	0.8	—

Adjusted EBITDA	$17.0	$12.9	$54.3	$36.2

IES HOLDINGS, INC. AND SUBSIDIARIES

SUPPLEMENTAL REMAINING PERFORMANCE OBLIGATIONS AND NON-GAAP RECONCILIATION OF BACKLOG DATA

(DOLLARS IN MILLIONS)

(UNAUDITED)

	September 30, 2019	June 30, 2019	September 30, 2018
Remaining performance obligations	$452	$487	$326
Agreements without an enforceable obligation (1)	85	59	156

Backlog	$537	$546	$482

(1)

Our backlog contains signed agreements and letters of intent which we do not have a legal right to enforce prior to work starting. These arrangements are excluded from remaining performance obligations until work begins.